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                            FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION



                       Washington, D.C. 20549



                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported) October 26, 1994



                   ANHEUSER-BUSCH COMPANIES, INC.



           (Exact name of registrant as specified in charter)



 DELAWARE                      1-7823           431162835

 (State or other jurisdiction       (Commission        (IRS Employer
   of incorporation)                File Number)         Identification No.)




        ONE BUSCH PLACE, ST. LOUIS, MISSOURI       63118


        (Address of principal executive offices)   (Zip Code)


  Registrant's telephone number, including area code:  314-577-2000

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Item 5.  Other Events.

     On October 26, 1994, the Board of Directors of Anheuser-Busch Companies, Inc. (the "Company") approved the extension of the Company's existing rights by adopting a shareowner rights plan substantially similar to the Company's current rights plan. Pursuant to the new Rights Agreement between the Company and Boatmen's Trust Company, as Rights Agent (the "1994 Rights Agreement"), one Right will be issued for each outstanding share of common stock, par value $1.00 per share, of the Company on the earlier to occur of the expiration of the existing rights (December 27, 1995) or the redemption of such rights in accordance with the terms of the Company's current rights plan. Each of the new Rights will entitle the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share, at a price of $195 per one one-hundreth of a share. The new Rights are redeemable under certain circumstances at $.01 per Right and will expire, unless earlier redeemed, on October 31, 2004.

     The description and terms of the new Rights are set forth in the 1994 Rights Agreement, a copy of which is filed herewith and is incorporated herein by reference.



Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

 Exhibit No.   Exhibit
 -----------   -------

    4          Rights Agreement, dated as of
               October 26, 1994, between Anheuser-Busch
               Companies, Inc. and Boatmen's Trust
               Company, which includes as Exhibit A
               thereto, the Form of Right Certificate.









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                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                        ANHEUSER-BUSCH COMPANIES, INC.

                                 (Registrant)



                         BY:  s/JoBeth G. Brown
                             ---------------------------
                              JoBeth G. Brown
                              Vice President and Secretary









Dated:   November 7, 1994

















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                    INDEX TO EXHIBITS





 Exhibit No.   Exhibit
 -----------   -------
    4          Rights Agreement, dated as of
               October 26, 1994, between Anheuser-Busch
               Companies, Inc. and Boatmen's Trust
               Company, which includes as Exhibit A
               thereto, the Form of Right Certificate.
































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